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                                                                     Exhibit 5.2

                          MAYER, BROWN, ROWE & LAW LLP
                            190 SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS 60603
                            TELEPHONE: (312) 782-0600
                            FACSIMILE: (312) 701-7711


                                 August 31, 2004

ACE Limited
ACE World Headquarters
17 Woodbourne Avenue
Hamilton, HM 08, Bermuda

ACE INA Holdings Inc.
Two Liberty Place
1601 Chestnut Street
Philadelphia, Pennsylvania 19192

     Re:  ACE Limited
          ACE INA Holdings Inc.
          Registration Statement on Form S-3
          ----------------------------------

Dear Ladies and Gentlemen:

     We have represented ACE Limited ("ACE"), a Cayman Islands company limited by shares, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to ACE's Ordinary Shares, Preferred Shares, Debt Securities, Warrants to Purchase Ordinary Shares (the "Ordinary Share Warrants"), Warrants to Purchase Preferred Shares (the "Preferred Share Warrants"), Warrants to Purchase Debt Securities (the "Debt Warrants"; the Ordinary Share Warrants, Preferred Share Warrants and Debt Warrants are collectively referred to as the "Warrants") and Stock Purchase Contracts. We have also represented ACE INA Holdings Inc. ("ACE INA"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to ACE INA's Debt Securities, which are fully and unconditionally guaranteed (the "Guaranty") by ACE.

     The ACE INA Debt Securities are to be issued under a senior indenture (the "ACE INA Senior Indenture") among ACE INA, ACE and J.P. Morgan Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, dated as of August 1, 1999, or a subordinated indenture (the "ACE INA Subordinated Indenture" and, together with the ACE INA Senior Indenture, the "ACE INA Indentures") among ACE INA, ACE and J.P. Morgan Trust Company, National Association, as trustee, to be entered into prior to the issuance of the ACE INA Debt Securities, with certain terms of the ACE INA Debt Securities to be established by or pursuant to resolutions of the Board of Directors of ACE and ACE INA as part

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of the corporate action taken and to be taken relating to the issuance of the
ACE INA Debt Securities.

     The ACE Debt Securities are to be issued under a senior indenture (the "ACE Senior Indenture") among ACE and J.P. Morgan Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 2002, or a subordinated indenture (the "ACE Subordinated Indenture" and, together with the ACE Senior Indenture, the "ACE Indentures") among ACE and J.P. Morgan Trust Company, National Association, as trustee, to be entered into prior to the issuance of the ACE Debt Securities, with certain terms of the ACE Debt Securities to be established by or pursuant to resolutions of the Board of Directors of ACE as part of the corporate action taken and to be taken relating to the issuance of the ACE Debt Securities.

     The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of ACE as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

     In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statements as an exhibit to which this opinion will be filed, (ii) the ACE INA Senior Indenture, (iii) the form of ACE INA Senior Note (including the form of ACE Guaranty) attached as an exhibit to the ACE INA Senior Indenture, (iv) the form of ACE INA Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement, (v) the form of ACE INA Subordinated Note (including the form of ACE Guaranty) incorporated by reference as an exhibit to the form of ACE INA Subordinated Indenture, (vi) the ACE Senior Indenture, (vii) the form of ACE Senior Note attached as an exhibit to the ACE Senior Indenture, (viii) the form of ACE Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement, (ix) the form of ACE Subordinated Note attached as an exhibit to the form of ACE Subordinated Indenture and (x) the form of Warrant Agreements incorporated by reference as an exhibit to the Registration Statement. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

         (i) ACE INA is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         (ii) The ACE INA Senior Indenture, assuming the due authorization thereof by ACE, constitutes a valid and binding obligation of ACE INA enforceable against ACE INA and ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity

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     (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iii) The ACE INA Senior Notes, when duly executed and delivered and authenticated in accordance with the Indenture and when payment therefor is received, will constitute valid and legally binding obligations of ACE INA entitled to the benefits provided by the ACE INA Senior Indenture.

         (iv) The ACE INA Subordinated Indenture, assuming the due authorization thereof by ACE and when duly executed and delivered, will constitute a valid and binding obligation of ACE INA enforceable against ACE INA and ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (v) The ACE INA Subordinated Notes, when duly executed and delivered and authenticated in accordance with the Indenture and when payment therefor is received, will constitute valid and legally binding obligations of ACE INA entitled to the benefits provided by the ACE INA Subordinated Indenture.

         (vi) The Guaranty, assuming the due authorization thereof and when duly executed and delivered and endorsed on an ACE INA Senior Note or ACE INA Subordinated Note, will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (vii) The ACE Senior Indenture, assuming the due authorization thereof, is enforceable against ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (viii) The ACE Senior Notes, assuming the due authorization thereof and when duly executed and delivered and when authenticated in accordance with the ACE Senior Indenture and when payment therefor is received, will be entitled to the benefits provided by the ACE Senior Indenture.

         (ix) The ACE Subordinated Indenture, assuming the due authorization thereof and when duly executed and delivered, will be enforceable against ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court

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     decisions with respect thereto and to general principles of equity
     (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (x) The ACE Subordinated Notes, assuming the due authorization thereof and when duly executed and delivered and authenticated in accordance with the ACE Subordinated Indenture and when payment therefor is received, will be entitled to the benefits provided by the ACE Subordinated Indenture.

         (xi) The Warrant Agreements, assuming the due authorization thereof and when duly executed and delivered will be enforceable against ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (xii) The Warrants, assuming the due authorization thereof and when duly executed and delivered and when countersigned in accordance with the Warrant Agreements, will be entitled to the benefits provided by the Warrant Agreements.

         (xiii) The Stock Purchase Contracts, assuming the due authorization thereof and when duly executed and delivered, will be enforceable against ACE in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and we express no opinion herein concerning the laws of any other jurisdiction.

     The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

                                   Very truly yours,

                                   Mayer, Brown, Rowe & Maw LLP

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